Weinberg & Associates LLC
6812 Cherokee Drive, Baltimore, MD 21209
Phone/Fax (800) 219-4312

Mr. Eyal Rosenberg, CEO
Dynamic Applications Corp.
46 Techelet Street
Modiin 71700 Israel

Dear Mr. Rosenberg:

CONSENT OF INDEPENDENT AUDITORS

I consent to the incorporation in the Registration Statement of Dynamic Applications Corp. on Form S-1 of my report on the financial statements of the Company as its registered independent auditor dated April 15, 2008, as of and for the period ended March 31, 2008. I further consent to the reference to me in the section on Experts.

Respectfully submitted,

/s/ Alan Weinberg, CPA

Baltimore, Maryland
May 6, 2008